                                 EXHIBIT 99.1
                                 ------------


                     THE GINSBURY GROUP (SELECTED MEMBERS)
                     -------------------------------------


                             SYLVAN GINSBURY, LTD.
                         EUROPEAN MEMBERS OF THE GROUP
                               HANBET CORPORATION


                         COMBINED FINANCIAL STATEMENTS
                      FOR THE VARYING FISCAL PERIODS ENDED
                                 MARCH 31, 1995

                               THE GINSBURY GROUP
                         COMBINED FINANCIAL STATEMENTS
              FOR THE FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
              ---------------------------------------------------



                                C O N T E N T S
                                ---------------

                                                                    Page
                                                                   ------
INDEPENDENT AUDITORS' REPORT                                         1

COMBINED BALANCE SHEET                                             2 - 3

COMBINED STATEMENT OF INCOME                                         4

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY                           5

COMBINED STATEMENT OF CASH FLOWS                                   6 - 7

NOTES TO COMBINED FINANCIAL STATEMENTS                             8 - 17

                                  ***********

                   [LETTERHEAD OF SPITZ, FRIEDMAN & LIBIEN]


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors
The Ginsbury Group (Selected Members, Note 1)

We have audited the accompanying combined balance sheet as of March 31, 1995 (Note 1) of selected members of the Ginsbury Group and the related combined statements of income, stockholders' equity, and cash flows for the varying fiscal years then ended (Note 1). These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit. The foreign members of the Ginsbury Group, whose total assets and revenues as of their December 31, 1994 fiscal year end and the twelve month period then ended constituted 44 percent and 48 percent respectively of the combined totals, are audited by their respective foreign independent accountants, and our opinion, insofar as it relates to the amounts included for those companies, is based upon their reports.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion.

Management provides information to the actuary it engages and in return, receives a report containing the calculations that the actuary used to compute the pension contribution required for the year (Note 11). The report from the actuary does not necessarily provide all of the information required under the Statement of Financial Accounting Standards No. 87 - "Employers' Accounting for Pensions" (FASB 87); but is consistent with the method used by the company to report in its annual financial statements.

In our opinion, except for FASB No. 87 Pension reporting exception discussed in the paragraph above, the combined financial statements referred to above present fairly, in all material respects, the financial position of selected members of the Ginsbury Group as of March 31, 1995 and the result of their operations and their cash flows for their respective fiscal years then ended, in conformity with generally accepted accounting principles.


                                              /s/ SPITZ, FRIEDMAN & LIBIEN, P.C.

                                                    Certified Public Accountants

New York, NY
June 16, 1995 (with the exception of Notes 2 and 13 which are dated
                                     --------------
December 6, 1995)

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                             COMBINED BALANCE SHEET
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------

                                  A S S E T S
                                  -----------

CURRENT ASSETS:
 Cash                                                                     $   831,000
 Accounts and Notes Receivable, net of allowances for doubtful
  accounts and sales discounts of $121,000                                  6,350,000
 Due from Affiliates                                                          215,000
 Inventories, at lower of cost or market                                    3,075,000
 Prepaid Expenses and Other Current Assets                                    496,000
 Marketable Securities - Pledged                                              963,000
                                                                          -----------

                                                                           11,930,000
                                                                          -----------

OTHER ASSETS:
 Notes Receivable - Trade                                                     216,000
 Property and Equipment, net of accumulated depreciation of $800,000          669,000
 Due from Related Parties for Sale of German Real Estate                      256,000
 Due from Officers                                                             15,000
 Due from Affiliates                                                          645,000
 Deferred Income Tax Benefit                                                  288,000
 Other Assets                                                                  77,000
                                                                          -----------

                                                                            2,166,000
                                                                          -----------

TOTAL ASSETS                                                              $14,096,000
                                                                          ===========

See Accompanying Independent Auditors' Report and Notes to the Financial Statements.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                             COMBINED BALANCE SHEET
                                  (CONTINUED)
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
 Accounts and Notes Payable - Trade                                                    $ 3,294,000
 Other Liabilities and Accruals                                                          2,154,000
 Income Taxes Payable                                                                      263,000
 Current Portion of Deferred Taxes Payable                                                  81,000
 Bank and Other Loans Payable                                                              969,000
 Unearned Income                                                                           192,000
 Due to affiliates                                                                          41,000
                                                                                       -----------

                                                                                         6,994,000
                                                                                       -----------

LONG-TERM LIABILITIES:
 Loans Payable, Net of Current Portion                                                     845,000
 Deferred Taxes Payable                                                                    122,000
 Deferred Compensation                                                                     209,000
                                                                                       -----------

                                                                                         1,176,000
                                                                                       -----------

TOTAL LIABILITIES                                                                        8,170,000
                                                                                       -----------

Commitments and Contingencies (Note 8)

STOCKHOLDERS' EQUITY:
 Capital
  Hanbet Corporation -
  No par value, authorized 5,000 shares:
Class A (voting) 1,270 shares
Class B (non-voting) 3,365 shares                                                          164,000
  Sylvan Ginsbury, Ltd., authorized 200 shares, issued and outstanding 10 shares             5,000
  European Affiliates                                                                      754,000
  Ginsbury Electronic (FSC), Inc.                                                            1,000
  Foreign Currency Translation                                                              66,000
  Retained Earnings                                                                      6,693,000
  Treasury Stock (Hanbet), 1,225 shares Class A and 1,225 shares Class B, at cost       (1,757,000)
                                                                                       -----------

TOTAL STOCKHOLDERS' EQUITY                                                               5,926,000
                                                                                       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $14,096,000
                                                                                       ===========

See Accompanying Independent Auditors' Report and Notes to the Financial Statements.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                          COMBINED STATEMENT OF INCOME
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------

                                                            Amount        %
                                                         ------------   ------
REVENUES:
 Sales                                                   $37,329,000     96.6
 Commission Income                                         1,302,000      3.4
                                                         -----------    -----

                                                          38,631,000    100.0

COST OF SALES                                             27,171,000     70.3
                                                         -----------    -----

GROSS PROFIT                                              11,460,000     29.7

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               9,177,000     23.8
NON-RECURRING EXPENSES - GERMAN MEMBER OF THE GROUP          496,000      1.3
                                                         -----------    -----
                                                           9,673,000     25.1
                                                         -----------    -----

OPERATING INCOME                                           1,787,000      4.6
                                                         -----------    -----

OTHER INCOME (EXPENSE):
 Sale of European subsidiaries to affiliate                  394,000      1.0
 Sale of German Real Estate                                  354,000       .9
 Interest and Other Income                                   225,000       .6
 Interest and Other Expense                                 (211,000)     (.5)
                                                         -----------    -----

                                                             762,000      2.0
                                                         -----------    -----

Income Before Income Taxes                                 2,549,000      6.6
                                                         -----------    -----

INCOME TAXES
 Current Expense                                             325,000       .8
 Deferred Expense                                             80,000       .2
                                                         -----------    -----

                                                             405,000      1.0
                                                         -----------    -----

NET INCOME                                               $ 2,144,000      5.6
                                                         ===========    =====

See Accompanying Independent Auditors' Report and Notes to the Financial Statements.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


CAPITAL:
 Hanbet Corporation                      $   164,000
 Sylvan Ginsbury, Ltd.                         5,000
 European Affiliates                         754,000
 Ginsbury Electronic (FSC), Inc.               1,000
                                         -----------

   Total                                     924,000
                                         -----------

Foreign Currency Adjustment                   66,000
                                         -----------

RETAINED EARNINGS:
 Beginning as adjusted                     5,030,000

 Net Income                                2,144,000

 Proforma S Corporation Tax Expense           22,000

 Dividends                                  (503,000)
                                         -----------

 Ending                                    6,693,000
                                         -----------

TREASURY STOCK, AT COST                   (1,757,000)
                                         -----------

TOTAL STOCKHOLDERS' EQUITY               $ 5,926,000
                                         ===========

See Accompanying Independent Auditors' Report and Notes to the Financial Statements.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                        COMBINED STATEMENT OF CASH FLOWS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                                            $ 2,144,000
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities         (695,000)
                                                                                       -----------

 Net Cash Provided by Operating Activities                                               1,449,000
                                                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds on Sale of Equipment                                                              18,000
 Equipment Expenditures                                                                   (492,000)
 Investment in Marketable Securities                                                       195,000
 Collections on Advances to Officers, etc.                                                  31,000
 Basis in German Real Estate Partnership Sold                                                3,000
 Collection Note Receivable - Long Term                                                     72,000
 Other Asset                                                                                46,000
                                                                                       -----------

 Net Cash (Used) in Investing Activities                                                  (127,000)
                                                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Deferred Compensation Paid                                                               (704,000)
 Severance and Deferred Compensation Accrued                                               113,000
 Bank and Other Loans Payable                                                              175,000
 Dividends Paid                                                                           (503,000)
 Minority Interests                                                                        252,000
 Currency and Other Translations                                                            42,000
 Deferred Taxes                                                                              1,000
 Ginsbury Electronic (FSC), Inc.                                                           119,000
 Note Receivable from Sale of German Real Estate                                          (256,000)
 Note Receivable from Sale of European Affiliates                                         (645,000)
                                                                                       -----------

 Net Cash (Used) in Financing Activities                                                (1,406,000)
                                                                                       -----------

NET (DECREASE) IN CASH                                                                     (84,000)

CASH AT BEGINNING OF YEAR                                                                  915,000
                                                                                       -----------

CASH AT END OF YEAR                                                                    $   831,000
                                                                                       ===========

Supplemental Disclosures of Cash Flow Information are as Follows:
 Cash paid during the year for:
   Interest                                                                            $   204,000
   Taxes                                                                                   175,000

See Accompanying Independent Auditors' Report and Notes to the Financial Statements.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                        COMBINED STATEMENT OF CASH FLOWS
                                  (CONTINUED)
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------



RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:

Net Income                                                                             $ 2,144,000
                                                                                       -----------

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
 Depreciation and Amortization                                                             289,000
 (Gain) on Sale of Equipment                                                                (6,000)
 Proforma S Corporation Income Taxes                                                        22,000
 (Increase) Decrease in:
   Accounts and Notes Receivable - Trade                                                (1,077,000)
   Inventories                                                                          (1,297,000)
   Prepaid Expenses and Other Current Assets                                              (178,000)
   Due from Affiliates                                                                    (166,000)
 Increase (Decrease) in:
   Accounts and Notes Payable - Trade                                                      945,000
   Other Liabilities and Accruals                                                          549,000
   Income Taxes Payable                                                                    194,000
   Deferred Taxes Payable - Current Portion                                                (11,000)
   Due to Affiliates                                                                        41,000
                                                                                       -----------

Total Adjustments                                                                         (695,000)
                                                                                       -----------

Net Cash Provided by Operating Activities                                              $ 1,449,000
                                                                                       ===========

See Accompanying Independent Auditors' Report and Notes to the Financial Statements.

                              THE GINSBURY GROUP
                              (SELECTED MEMBERS)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


NOTE 1 -  THE GINSBURY GROUP:
          ------------------

          Business
          --------

          The Ginsbury Group of companies are international distributors/representatives/design engineers of electronic components for telecommunication, military, avionic and commercial applications. The Company and its predecessors have been in business since 1920.

          Companies in the Group, Fiscal Years and Transactions
          -----------------------------------------------------

          Included in these financial statements are the following selected three companies and their six former subsidiaries for the fiscal year ended as shown, twelve month period unless otherwise indicated. (See
          Note 13)


          Companies                                          Fiscal Year Ended
          ---------                                          -----------------
          1.   Hanbet Corporation (USA)                      January 31, 1995
               Former Subsidiaries
                Ginsbury Electronic, GmbH (Germany)          December 31, 1994
                Ginsbury Electronique, SA (France)           December 31, 1994
                Ginsbury (UK) Ltd. (England)                 December 31, 1994
                Ginsbury Electronic Scandinavia AB (Sweden)  December 31, 1994
                Subsidiaries of Sweden
                 Ginsbury Electronic Danmark A/S             December 31, 1994
                 Ginsbury Electronic Finland OY              December 31, 1994

          2.   Ginsbury Electronic (FSC), Inc. (Barbados)    October 26, 1994 to
                                                             March 31, 1995

          As of April 1, 1995, after this financial statement date, the above FSC was sold by Ginsbury Electronic, Inc. (USA), an affiliated company not included in these group statements (See Note 13), to Sylvan Ginsbury, Ltd. for $35,000 (fair value). On February 1, 1995, Ginsbury Electronic, Inc. purchased the computer/telex interface product line of Hanbet Corporation for $61,000 (fair value). Included in these financial statements is $171,000 of revenues and $111,000 of expenses applicable to the computer/telex interface product line operations of Hanbet Corporation, now sold to Ginsbury Electronic, Inc., a company not included in these group statements.
[CAPTION]
          [S]  [C]                                           [C]
          3.   Sylvan Ginsbury, Ltd. (an S Corp)             March 31, 1995

As of April 1, 1995 (after the end of the fiscal year), Sylvan Ginsbury, Ltd. was sold to Hanbet Corporation for fair value of $1,341,771 which approximated book value. $341,771 of the purchase price was paid, and the $1,000,000 balance is to be financed by the seller on a note due from purchaser with a one year term. Interest only is payable at 8.5% per annum. Hanbet Corporation simultaneously changed its name to Sylvan Ginsbury, Ltd. and will continue the trading business of Sylvan Ginsbury, Ltd. The former Sylvan Ginsbury, Ltd. will be liquidated. See Note 4 as to payment of this Note.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------

NOTE 2 -  OTHER CAPITAL TRANSACTIONS AFFECTING GROUP FINANCIAL STATEMENTS
          ---------------------------------------------------------------

          AM Moosfeld GBR
          ---------------

          In 1994, Hanbet Corporation sold, to related parties, its 40% interest in AM Moosfeld GBR, a German real estate partnership leasing space to the German company and others. The DM 556,000 ($359,000 approximately) sale price was based upon an arms length transaction. These financial statements reflect the 10% down payment and a receivable from related parties for the remaining $323,000 due in five annual installments, plus 7% interest on the unpaid installments. This receivable will be forgiven as part of the sale of the company to Wyle Electronics (see
          Note 13). The gain on the sale is shown in Other Income. The taxes payable on the transaction are shown in Income Taxes Payable. The substantial portion of the Income Taxes Payable on the sale were German taxes and are creditable against USA taxes.

          SALE OF EUROPEAN SUBSIDIARIES
          -----------------------------

          On December 30, 1994, the Company sold its majority ownership in all
          (six) foreign subsidiaries to Hanbet LLC, an affiliated company for fair value of $896,000. In connection with this transaction, the company received a 10% down payment and a purchase contract calling for five equal annual installments of $161,000 payable through December 31, 1999 plus interest at 8% per annum. The receivable due from Hanbet LLC, of $811,000 as of March 31, 1995, will be paid concurrent with the closing of the sale of the company to Wyle Electronics (see Note 13). Hanbet LLC is not included in the combined financial statements, and therefore the gain on sale, of $394,000, is reflected in Other Income in the accompanying Statement of Income.


NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
          ------------------------------------------

          Combination Policy
          ------------------

          The combined financial statements include the accounts of the Companies listed in Note 1 for their respective fiscal periods then ended. This presentation combines the respective fiscal year financial statements in accordance with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated in combination.

          Revenue Recognition
          -------------------

          The financial statements have been prepared on the accrual basis of accounting. Income is recorded at date of shipment. Each company in the Ginsbury Group usually quotes prices in its local currency. The U.S. companies are not usually subject to exchange risks on export sales. The foreign members of the group have foreign exchange liabilities. Provisions are made for possible exchange losses in the foreign companies financial statements. The foreign companies purchase exchange contracts to minimize risk. Revenues of Sylvan Ginsbury Ltd. and of the foreign members of the group each accounted for approximately 48% of combined revenues in fiscal 1995 with the remainder being accounted for by Hanbet Corporation. No individual customer accounted for 10% of either sales for the year ended March 31, 1995 or receivables as of March 31, 1995.

          Allowances for Doubtful Accounts/Sales Discounts
          ------------------------------------------------

          The Company uses the allowance method to account for uncollectible accounts receivable. The allowance for doubtful accounts and sales discounts is based on prior years' experience and management's analysis of possible bad debts and sales discounts. Bad debt recoveries are credited to the allowance account when realized. The U.S. Company and some of the foreign companies have purchased foreign credit insurance to minimize the risk of receivable loss. The following is a summary of the activity in the Allowance for Doubtful Accounts / Sales Discounts for the year ended March 31, 1995:

          Balance - Beginning of year        $ 117,000
          Charged to Costs and Expenses        137,000
          Amounts written off                 (133,000)
                                             ---------
          Balance - End of year              $ 121,000
                                             =========

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd):
          ---------------------------------------------------

          Inventories
          -----------

          Inventories are stated at the lower of cost or market using both the specific identification and first in/first out methods.

          Marketable Securities
          ---------------------

          Marketable Securities are stated at fair value in accordance with Statement of Financial Accounting Standards No. 115. Securities are pledged as collateral or are restricted as discussed in Note 4.

          Property and Equipment
          ----------------------

          Property and equipment are carried at cost. Depreciation for the foreign companies is computed in accordance with the tax standards of the country in which the asset is located. In the U.S.A., depreciation is computed over the estimated useful lives of the assets, using both straight line and accelerated methods. The net effect of these computations does not materially differ from the expense calculated using the lives and methods dictated by generally accepted accounting principles. Depreciation expense was $289,000 for the fiscal year 1995.

          Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

          Foreign Currency Translation
          ----------------------------

          The accounts of the Group's foreign members have been translated according to the provisions of the Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". Gains or losses resulting from translation of the foreign financial statements are included in Stockholders' Equity. Any gains or losses resulting from foreign transactions are reflected in the combined statement of income in the period in which they occur.

NOTE 4 -  MARKETABLE SECURITIES - PLEDGED AND RESTRICTED:
          ----------------------------------------------

          Marketable securities includes investments in common stock listed on U.S. stock exchanges. The U.S. marketable securities of Hanbet Corp. with a market value of $963,000 are pledged as collateral for the United Jersey Bank line of credit. It is planned that the investment portfolio collateral will be liquidated to pay the $1,000,000 note due the former Sylvan Ginsbury, Ltd.


NOTE 5 -  INCOME TAXES:
          ------------

          The accompanying income statements reflect foreign and domestic taxes to be paid or to be recovered by the group. When dividends are paid by the foreign companies, the company receives U.S. tax credit for foreign taxes paid. Hanbet Corporation has foreign tax credit carryforwards in excess of the currently payable gross U.S. Federal tax.

          S Corporation
          -------------

          Sylvan Ginsbury, Ltd. was an S Corporation through March 31, 1995. As such, Federal income taxes are the responsibility of the shareholder. The accompanying financial statements provide for the Federal income taxes that would be payable had Sylvan Ginsbury been a C Corporation. This proforma expense is added back in the stockholders' equity section. Dividends taken by the shareholder to pay taxes on the S Corporation profits are deducted from retained earnings as taken. In fiscal 1995, the remaining shareholder and a former officer of the Corporation were paid the $704,000 balance of the deferred compensation due them, reducing the proforma tax liability of Sylvan Ginsbury, Ltd., had it been a C Corporation, to $22,000.

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


NOTE 5 -  INCOME TAXES (Cont'd):
          ---------------------

          Deferred Tax Asset
          ------------------

          The Company has a deferred tax asset arising from the carryforward of net operating losses of the German company. Management states the loss carryforwards will be utilized. Management bases these expectations on the considerable time and expense it has devoted to the return to profitability of the German company, as well as reported 1995 fiscal year profits and favorable budgeted results. These loss carryforwards are as follows:

                                                                 1995
                                                               --------
          Calendar 1992 (12/31/92)                             $202,000
          Calendar 1993 (12/31/93)                              660,000
                                                               --------

                                                                862,000
          Average Tax Rate                                          45%
                                                               --------

                                                                388,000
          Less:  Valuation Allowance                           (100,000)
                                                               --------

          Current Year Tax Benefit                                  -0-
          Other Deferred Tax Asset                                  -0-
                                                               --------

          Total Deferred Tax Asset (Non Current)               $288,000
                                                               ========

          Deferred Tax Liabilities
          ------------------------

          Deferred taxes are recorded based upon timing differences between financial statement and income tax reporting. The deferred tax liabilities (current and non-current) included herein provide for payment of U.S. income taxes on previously accumulated DISC income, on the unrealized capital gains on marketable securities and on installments due from sale of the former subsidiaries of Hanbet Corporation and from the sale of AM Moosfeld (Note 2).

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                -----------------------------------------------

NOTE 6 -  EFFECTIVE INCOME TAX RATE:
          -------------------------

          A reconciliation between the normal effective 40% U.S.A. and New Jersey State income tax rate and the group's effective tax rate for the fiscal year ended March 31, 1995 follows (for an analyses of March 31, 1994, see tax benefits discussion following in Note 7).

             Normal Effective Rate of Tax
             ----------------------------

               Federal                                               34%
               New Jersey (after federal tax effect)                  6%
                                                                    ----

                                                                     40%
                                                                   -----
             Less Adjustments to Group Effective Rate
             ----------------------------------------

               -Use of foreign loss carryforwards                     5%
               -Foreign earnings not subject to NJ taxes              1%
               -Foreign tax credits                                   5%
               -State allocation adjustments                          1%
               -Reduction due to payment of deferred compensation    12%
                                                                   -----

               Reduction                                            (24%)
                                                                   -----

             Effective Rate for 1995                                 16%
                                                                   =====

NOTE 7 -  TAX EXPENSE:
          -----------

          An analyses of tax expense paid or currently due and deferred tax expense payable in future years due to tax/financial statement reporting differences follows:

          Currently due or paid
          ---------------------
            Hanbet Corporation
            ------------------
              U.S.A. - on domestic operations                    $ 18,000
               - on sale of foreign subsidiaries after foreign
                 tax credits                                        5,000
              German taxes on sale of 40% interest in
                 the real estate partnership                      159,000
              Other foreign taxes withheld at source                4,000
                                                                 --------
              Hanbet Corporation (USA) current tax provision     $186,000

              Ginsbury (UK), Ltd.                                  47,000
              Ginsbury Electronic Scandinavia (AB)                 44,000
                                                                 --------

              Hanbet Corporation current tax provisions           277,000


                              THE GINSBURY GROUP
                              (SELECTED MEMBERS)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                FOR FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                -----------------------------------------------


NOTE 7 -  TAX EXPENSE (Cont'd):
          ---------------------

          Currently due or paid
          ----------------------

            Sylvan Ginsbury, Ltd. (an S Corp)
            ---------------------

                Proforma federal income tax                  22,000
                New Jersey franchise tax                      7,000

            Ginsbury Electronic FSC, Inc.
            -----------------------------

                Federal and local income taxes               19,000
                                                           --------

            Combined Current Tax Provision                 $325,000

          Deferred taxes payable in future years
          --------------------------------------
                USA                                        $ 60,000
                Ginsbury (UK), Ltd.                           7,000
                Ginsbury Electronic Scandinavia (AB)         13,000     80,000
                                                           --------   --------

          Total Provision for taxes                                   $405,000
                                                                      ========

NOTE 8 -  LIABILITIES AND LEASE COMMITMENTS:
          ---------------------------------

          Other Liabilities and Accruals includes:
          ----------------------------------------
          Commissions Payable to two sales agents                       558,000
          Commissions Payable - all others                              395,000
          Accrued Management Bonuses                                    350,000
          Other                                                         851,000
                                                                     ----------
                                                                      2,154,000
                                                                     ==========

          Lease Commitments
          -----------------

          The domestic companies share the same premises at a combined gross rental commitment of approximately $135,000 per year. The building which has other tenants is owned by an affiliated partnership. Leases are at competitive market rentals, with the current lease expiring March 31, 2000. Combined minimum future rental commitment under operating leases for the group, including obligations to related parties for each of the next five fiscal years and in the aggregate for the period thereafter, are as follows:

                1996            $590,000
                1997             510,000
                1998             500,000
                1999             490,000
                2000             450,000
                Thereafter       460,000

                              THE GINSBURY GROUP
                              (SELECTED MEMBERS)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


NOTE 9 -  BANK AND OTHER NOTES/LOANS PAYABLE:
          ----------------------------------

          A summary of loans payable and lines of credit available at the varying year ends (Note 1) follows:

          [S]                                                    [C]
                                                                   1995
                                                                 --------
          Operating Line of Credit with United Jersey Bank,
          bearing interest at prime on the first $600,000 and
          1% over prime for any additional borrowings toward
          the overall limit of $1,200,000. The credit line is
          secured by pledged marketable securities as shown
          herein and is due to expire on August 31, 1995.
          Contingent liabilities under the line were $472,000.     $-0-


          Operating Line of Credit with Stadtsparkasse Munich
          bearing interest at 10.25%. The line of credit limit
          is DM 600,000 and is cancellable with notice by
          either party. It is secured by the equity in the
          building housing the German company.                      -0-

          Long-term loan payable to Stadtsparkasse Munich in
          the amount of DM 1,000,000, bearing interest at 9.5%
          through August 1996. Payments of interest only until
          August 1996. Thereafter, payments are due in annual
          DM installments for ten years. The Company prepaid
          DM 300,000 in 1995. It is secured by a DM 3,650,000
          mortgage on the building housing the German company
          (Note 2).                                               679,000

          Ginsbury Electronic GmbH has overdraft facilities
          with BFG Bank AG, bearing interest at rates varying
          from 7.75% to 10%, secured by positive account
          balances.                                                 -0-

          Ginsbury (UK) Ltd. has an Operating Line of Credit
          of (Pounds) 300,000, expiring October, 1995, with a
          U.K. bank bearing interest at the bank base rate plus
          2.0%. It is partially secured by a (Pounds) 75,000
          of a (Pounds) 225,000 U.S. standby letter of credit
          expiring on December 31, 1995 issued by the United
          Jersey Bank guaranteeing payment. The other (Pounds)
          150,000 of the standby letter of credit secures a
          mortgage on the building occupied by Ginsbury (UK)
          Ltd.                                                      -0-

          [S]                                                    [C]
          Ginsbury Electronique, S.A. (France) has two
          Operating Lines of Credit with French banks at
          prevailing market rates. One credit line for 1,100,000
          FF is at 1.75% over base rate and is partially secured
          by a 600,000 FF standby US letter of credit expiring
          January 21, 1996, issued by United Jersey Bank
          guaranteeing payment. The second line of 2,100,000 FF
          at 1.35% over base rate is secured by French notes
          receivable -trade.                                       74,000

          Ginsbury Electronique, S.A. (France)
          Notes Payable - Trade - Non-interest bearing            112,000

                              THE GINSBURY GROUP
                              (SELECTED MEMBERS)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


NOTE 9 -  BANK AND OTHER LOANS PAYABLE (Cont'd):
          -------------------------------------

          Ginsbury Electronic, Scandinavia, AB (Sweden, Denmark and
          Finland) have total available lines of credit of 1,000,000
          Swedish Krona at 12% (variable) and 500,000 Danish Krone at 11%
          (variable). The lines are secured by local receivables and are
          partially guaranteed by the USA entities and the local general manager.     $ 138,000

          Notes Payable to a former Managing Director of Ginsbury Electronic
          GmbH, DM denominated with interest included at 7%.  The final payment
          on the debt will be in October, 1996.                                         196,000

          Short-term Notes Payable to individuals unsecured.  The
          rate of interest thereon varies from 4% to 9%.                                 10,000

          Various equipment notes payable at prevailing market rates
          ranging from 9.25% to 12% and maturing in 1995, 1996 and 1997.                105,000

          Note payable to majority shareholder at USA Prime Rate,
          currently 8.5%, payable December 31, 1995.                                    500,000
                                                                                     ----------

                                                                                      1,814,000

          Less:  Current Portion                                                        969,000
                                                                                     ----------

          Long-term Portion                                                          $  845,000
                                                                                     ==========

          Maturities of Bank and Other Loans Payable are as follows:

                                                                               Summary
                                                                             ----------
          1995                                                               $  969,000
          1996                                                                  234,000
          1997                                                                   96,000
          1998                                                                   65,000
          1999                                                                   65,000
          Thereafter                                                            385,000
                                                                             ----------
                                                                             $1,814,000
                                                                             ==========

NOTE 10 - LITIGATION:
          ----------

          To the best of management's knowledge, there is no outstanding, pending or threatened litigation as of the 1995 report date.

          In fiscal 1995, an arbitration between the German company and its former managing director was settled. Expenses were incurred in both fiscal 1995 and fiscal 1994 in connection with this arbitration.

          Expenses in connection with the arbitration are shown as Non-recurring Expenses Related to German member of the Group in these financial statements.

                              THE GINSBURY GROUP
                              (SELECTED MEMBERS)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------


NOTE 11 - PENSION PLANS:
          -------------

          The domestic companies, Hanbet Corporation and Sylvan Ginsbury, Ltd. have a combined pension plan "The Sylvan Ginsbury Ltd. Pension Plan"), which as of March 31, 1995 was fully funded. A contribution was not required to be made for fiscal 1995. Certain of the foreign companies have pension obligations. There is no unfunded past service liabilities in any of the domestic or foreign companies. Only the German company has a significant deferred compensation liability, totalling $201,000. Pension contributions by the foreign companies were approximately $55,000 in calendar year 1994. In 1995, Sylvan Ginsbury, Ltd. deferred compensation was paid giving rise to a tax deduction (See Note 6).

          The Sylvan Ginsbury Ltd. Pension Plan Funding and Benefits Details are as follows:

          Market Value of Assets as of beginning of year invested mostly in marketable bonds      $1,204,000

          Present Value of Vested Accrued Benefits                                                 1,093,000

          Present Value of Non-Vested Accrued Benefits                                                 9,000

NOTE 12 - UNEARNED INCOME:
          ---------------

          Unearned income consists of $192,000 sale by Hanbet Corporation for telex interface equipment not yet shipped. As of February 1, 1995, the liability was transferred as part of the sale of the computer/telex interface product line to Ginsbury Electronic, Inc. (USA), a non-group affiliated company.

                              THE GINSBURY GROUP
                              (SELECTED MEMBERS)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FISCAL PERIODS ENDED AS DESCRIBED IN NOTE 1
                  -------------------------------------------



NOTE 13 - SUBSEQUENT EVENTS
          -----------------

          Sale of Selected Members of the Group
          -------------------------------------

          Management has entered into an agreement to sell 100% of the capital of the following selected members of the Group (see Note 1) to Wyle Electronics (WYLE), a publicly held company located in California.

            Sylvan Ginsbury Ltd. (Formerly Hanbet Corporation)
            Ginsbury Electronic GmbH (Germany)
            Ginsbury Electronique S.A. (France)
            Ginsbury (UK) Ltd. (England)
            Ginsbury Electronic Scandinavia AB (Sweden)
            Ginsbury Electronic Danmark A/S
            Ginsbury Electronic Finland OY

          The draft for the sale of the Group states that the following related party receivables will be treated as indicated:

            Due From Hanbet LLC (Note 2)                              $811,000
              (will be paid off concurrent with the closing)

            Due From Sale of German Real Estate (Note 2)               323,000
              (will be forgiven concurrent with the closing)

          The negotiations presently exclude from the sale the following members of the Group:

            Hanbet LLC
            Ginsbury Electronic Inc. (USA)
            Ginsbury Electronic (FSC), Inc. (Barbados)
            Gerhard Bacharach Inc. (an S Corporation)
              This company is the former Sylvan Ginsbury Ltd. (see Note 1-[3])
            Two inactive subsidiaries of Ginsbury (UK) Ltd. (England)

          The "historical" financial statements as of March 31, 1995 and for the year then ended have been restated to reflect the ongoing combined results of the selected members of the Group to be sold to WYLE.

                     THE GINSBURY GROUP (SELECTED MEMBERS)
                     -------------------------------------

                             SYLVAN GINSBURY, LTD.
                         EUROPEAN MEMBERS OF THE GROUP

                         COMBINED FINANCIAL STATEMENTS
           FOR THE INTERIM SIX MONTH PERIOD ENDED SEPTEMBER 30, 1995
                                   UNAUDITED

                               THE GINSBURY GROUP
                         COMBINED FINANCIAL STATEMENTS
               INTERIM SIX MONTH PERIOD ENDED SEPTEMBER 30, 1995
               -------------------------------------------------
                                   UNAUDITED



                                C O N T E N T S
                                ---------------



                                                Page
                                                -----

COMBINED BALANCE SHEET                          1 - 2

COMBINED STATEMENT OF INCOME                        3

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY          4

COMBINED STATEMENT OF CASH FLOWS                5 - 6

NOTES TO COMBINED FINANCIAL STATEMENTS          7 - 9


                                  ***********

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                             COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                            ------------------------
                                   UNAUDITED


                                  A S S E T S
                                  -----------


CURRENT ASSETS:
 Cash                                                               $ 1,843,000
 Accounts and Notes Receivable, net of allowances for doubtful
  accounts and sales discounts of $121,000                            7,144,000
 Current Portion Due from Affiliates/Stockholders                       298,000
 Inventories, at lower of cost or market                              2,698,000
 Prepaid Expenses and Other Current Assets                              345,000
 Marketable Securities - Pledged                                      1,242,000
                                                                    -----------
                                                                     13,570,000
                                                                    -----------

OTHER ASSETS:
 Notes Receivable - Trade                                               144,000
 Property and Equipment                                                 741,000
 Due from Sale of German Real Estate                                    257,000
 Due from Employees                                                      27,000
 Due from Affiliates                                                    645,000
 Deferred Income Tax Benefit                                             60,000
 Other Assets                                                            63,000
                                                                    -----------

                                                                      1,937,000
                                                                   ------------

TOTAL ASSETS                                                        $15,507,000
                                                                    ===========


                     See Notes to the Financial Statements

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                             COMBINED BALANCE SHEET
                                  (CONTINUED)
                            AS OF SEPTEMBER 30, 1995
                            ------------------------
                                   UNAUDITED

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
 Bank and Other Notes Payable                                                          $   747,000
 Accounts and Notes Payable - Trade                                                      3,194,000
 Other Liabilities and Accruals                                                          2,589,000
 Income Taxes Payable                                                                      669,000
 Due to S Corporation                                                                    1,000,000
 Loan Payable - Shareholder                                                                450,000
 Due to Affiliates                                                                         458,000
                                                                                       -----------

                                                                                         9,107,000
                                                                                       -----------
LONG-TERM LIABILITIES:
 Notes Payable, Net of Current Portion                                                     126,000
 Other                                                                                      63,000
                                                                                       -----------
                                                                                           189,000
                                                                                       -----------
TOTAL LIABILITIES                                                                        9,296,000
                                                                                       -----------

STOCKHOLDERS' EQUITY:
 Capital
  Hanbet Corporation -
  No par value, authorized 5,000 shares:
   Class A (voting) 1,270 shares
   Class B (non-voting) 3,365 shares                                                       164,000
  European Affiliates                                                                      754,000
  Foreign Currency Translation                                                              95,000
  Retained Earnings                                                                      6,955,000
  Treasury Stock (Hanbet), 1,225 shares Class A and 1,225 shares Class B, at cost       (1,757,000)
                                                                                       -----------
TOTAL STOCKHOLDERS' EQUITY                                                               6,211,000
                                                                                       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $15,507,000
                                                                                       ===========

                     See Notes to the Financial Statements

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                          COMBINED STATEMENT OF INCOME
               SIX MONTH INTERIM PERIOD ENDED SEPTEMBER 30, 1995
               -------------------------------------------------
                                   UNAUDITED


REVENUES:
 SALES                                            $24,472,000
 COMMISSION INCOME                                    968,000
                                                  -----------

                                                   25,440,000

COST OF SALES                                      18,680,000
                                                  -----------

GROSS PROFIT                                        6,760,000
                                                  -----------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        4,615,000
MANAGEMENT FEES FROM NON-GROUP AFFILIATES             215,000
                                                  -----------
 Total Expenses                                     4,830,000
                                                  -----------

OPERATING INCOME                                    1,930,000

OTHER INCOME
 Interest Income and Expense, Net                     172,000
                                                  -----------

INCOME BEFORE INCOME TAXES                          2,102,000

INCOME TAXES                                          550,000
                                                  -----------

NET INCOME                                        $ 1,552,000
                                                  ===========

                     See Notes to the Financial Statements

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                   SIX MONTH PERIOD ENDED SEPTEMBER 30, 1995
                   ------------------------------------------
                                   UNAUDITED

CAPITAL:
 Sylvan Ginsbury Ltd.                          $   164,000
 European Affiliates                               754,000
                                               -----------

   Total Capital                                   918,000
                                               -----------


Foreign Currency Adjustment                         95,000
                                               -----------

RETAINED EARNINGS:
 Beginning                                       6,768,000

 Net Income                                      1,552,000

 Foreign Currency Adjustment                       (28,000)

 Due Shareholder on Sale of S Corporation       (1,337,000)
                                               -----------

 Ending                                          6,955,000
                                               -----------
TREASURY STOCK, AT COST                         (1,757,000)
                                               -----------

TOTAL STOCKHOLDERS' EQUITY                     $ 6,211,000
                                               ===========


                     See Notes to the Financial Statements

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                        COMBINED STATEMENT OF CASH FLOWS
                   SIX MONTH PERIOD ENDED SEPTEMBER 30, 1995
                   -----------------------------------------
                                   UNAUDITED

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                                            $1,552,000
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities          92,000
                                                                                       ----------

 Net Cash Provided by Operating Activities                                              1,644,000
                                                                                       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds on Sale of Equipment                                                              8,000
 Equipment Expenditures                                                                   (71,000)
 Increase in Marketable Securities                                                       (205,000)
 Collections on Advances to Officers, etc.                                                (18,000)
                                                                                       ----------

 Net Cash (Used) in Investing Activities                                                 (286,000)
                                                                                       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Due to Shareholder                                                                      (457,000)
 Bank and Other Loans Payable                                                             487,000
 Payments of Bank and Other Loans Payable                                                (222,000)
 Deferred Taxes                                                                           131,000
                                                                                       ----------
 Net Cash (Used) in Financing Activities                                                  (61,000)
                                                                                       ----------

NET (INCREASE) IN CASH                                                                  1,297,000

CASH AT BEGINNING OF PERIOD
 Historical Statements                                                                 $  831,000
 Net Cash Activity to March 31, 1995 (NOTE 1)                                            (285,000)
                                                                                       ----------
                                                                                          546,000
                                                                                       ----------

CASH AT SEPTEMBER 30, 1995                                                             $1,843,000
                                                                                       ==========

Supplemental Disclosures of Cash Flow Information are as Follows:
 Cash paid during the six month ended September 30, 1995 period for:
  Interest                                                                             $   86,000
  Taxes                                                                                   133,000

                     See Notes to the Financial Statements

                               THE GINSBURY GROUP
                               (SELECTED MEMBERS)
                        COMBINED STATEMENT OF CASH FLOWS
                                  (CONTINUED)
               SIX MONTH INTERIM PERIOD ENDED SEPTEMBER 30, 1995
               -------------------------------------------------
                                   UNAUDITED



RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:
 Net Income                                                                              $1,552,000
                                                                                         ----------

 Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
  Depreciation and Amortization                                                             181,000
  Loss on Sale of Equipment                                                                   7,000
  Reverse Ginsbury GmbH Pension Liability (NOTE 3)                                         (225,000)
  (Increase) Decrease in:
   Accounts and Notes Receivable - Trade                                                    755,000
   Inventories                                                                               97,000
   Prepaid Expenses and Other Current Assets                                                 14,000
   Due from Affiliates                                                                      682,000
  Increase (Decrease) in:
   Accounts and Notes Payable - Trade                                                      (678,000)
   Other Liabilities and Accruals                                                          (990,000)
   Income Taxes Payable                                                                     586,000
   Deferred Taxes Payable - Current Portion                                                (337,000)
                                                                                         ----------

 Total Adjustments                                                                           92,000
                                                                                         ----------

 Net Cash Provided by Operating Activities                                               $1,644,000
                                                                                         ==========


                     See Notes to the Financial Statements

                               THE GINSBURY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                    ---------------------------------------
                                   UNAUDITED

NOTE 1    The Ginsbury Group and Basis of Presentation
          --------------------------------------------

Included in these Financial Statements
--------------------------------------
Domestic Companies:
     Sylvan Ginsbury Ltd. and subsidiary (Ginsbury Electronic FSC) European Companies:
     Ginsbury Electronic GmbH (Germany)
     Ginsbury Electronique SA (France)
     Ginsbury (UK) Ltd. (England)
     Ginsbury Electronic Scandinavia AB (Sweden)
      and its wholly owned subsidiaries
          Ginsbury Electronic Danmark A/S
          Ginsbury Electronic Finland OY

In December, 1995, the various owners of the Ginsbury Group entered into a Stock Purchase agreement to sell selected members of the Group to Wyle Electronics, a publicly held corporation located in California. The financial statements as of September 30, 1995 and for the six months ended September 30, 1995 reflect the results of operations for the companies listed above.

Excluded from these Financial Statements
----------------------------------------
     Hanbet LLC
     Ginsbury Electronic Inc.

The exclusion of these companies has eliminated certain liabilities which would normally offset intercompany assets (Due from Affiliates) - see Note 3.

Basis of Presentation
---------------------

The combined financial statements included herein have been prepared by the Group, without audit. All financial information in these financial statements is for the period April 1, 1995 through September 30, 1995.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been omitted as they were included in the audited financial statements as of the varying fiscal years ended March 31, 1995. The accompanying combined financial statements have been prepared on the same basis as those combined financial statements.

These combined financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended March 31, 1995.

                               THE GINSBURY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                     --------------------------------------
                                   UNAUDITED

NOTE 2
OWNERSHIP, ACCOUNTING, AUDITING AND COMBINATION POLICIES
--------------------------------------------------------

Combination Policy
------------------

The combined financial statements include the accounts of the Companies listed in Note 1. This presentation combines the respective financial statements in accordance with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated in combination.

Not eliminated were amounts due to/from domestic companies excluded from the Group statements as detailed in Notes 1 and 3.

Accounting Policies
-------------------

Each company is responsible for their own accounting, recorded in the local country currency, to reflect all normal recurring adjustments which are in the opinion of management necessary to present a fair statement of the results for the interim period reported. The results of operations for the six months ended September 30, 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 3
RELATED PARTY TRANSACTIONS AND BALANCES AT SEPTEMBER 30, 1995
-------------------------------------------------------------


LIABILITIES
-----------

     Due to Principal Shareholder and/or Gerhard Bacharach, Inc.
     -----------------------------------------------------------

     Balance Due From Sale of S Corporation      $1,000,000
     Loan Payable                                   450,000
     Accrued interest                                94,000
                                                 ----------

          Total Current Liability                $1,544,000
                                                 ==========


This current liability was paid in October 1995 through the transfer of Marketable Securities - pledged valued on transfer date at $1,223,000 and the balance was paid in cash. The liability arose from the sale of net assets of the S Corporation to Sylvan Ginsbury Ltd. for $1,342,000 on April 1, 1995 and a $500,000 loan made by the principal shareholder on February 15, 1995.

In addition, the principal shareholder was owed $225,000 by Ginsbury Electronic GmbH (Germany) for a private pension acquired by him as part of the 1994 negotiations removing the former managing director of the Ginsbury Electronic GmbH. Management has agreed that this pension liability will not be paid and instead the amount due was credited to income (Selling, General and Administrative Expenses) in the third quarter of 1995.

                               THE GINSBURY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                     --------------------------------------
                                   UNAUDITED
NOTE 3 (continued)

Due to Affiliates                                            $458,000
-----------------                                            ========
     Due to  Hanbet LLC                                      $251,000
     ------------------                                      --------

This amount arising from a) cash receipts in Sylvan Ginsbury Ltd., and b) third quarter management fees. The liability was paid in November 1995.

     Due to Ginsbury Electronic Inc. (GEI)                   $207,000
     -------------------------------------                   --------

Sylvan Ginsbury Ltd. had a liability to complete and ship product. That obligation will fulfilled by GEI an affiliated company not included in the group. This liability was also paid in November 1995.

ASSETS
------

Due from related parties including accrued interest are the following two receivables (Note 1):

     Hanbet LLC                                              $855,000
     ----------                                              ========

This receivable arises from the sale in 1994 of the majority interest in European members of The Group to this affiliated company excluded from these Group financial statements. The receivable will be paid off concurrent with the closing of the sale of the Ginsbury Group to Wyle Electronics.

     Due From Sale of German Real Estate                     $345,000
     -----------------------------------                     ========

In 1994, the 40% interest owned by the Group was sold to related parties at an arms length price. This receivable will be forgiven concurrent with the closing of the sale of the Ginsbury Group to Wyle Electronics.

Related Party Income and (Expense) Not Eliminated in These Combined Financial
-----------------------------------------------------------------------------
Statements for the Six Months
-----------------------------

Interest
--------

 Paid or Accrued                               $  (94,000)
 Earned                                            50,000

Management Fees
---------------

 Paid or Accrued                               $ (305,000)
 Earned                                            90,000

NOTE 4
LIABILITIES
-----------
 Other Liabilities and Accruals includes:
 ------------------------------
  Commissions Payable                             964,000
  Other                                         1,625,000
                                               ----------
                                                2,589,000
                                               ==========